Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 12, 2015 relating to the Ordinary Shares, par value NIS 0.01 per share, of MediWound Ltd. shall be filed on behalf of the undersigned.

ACCESS INDUSTRIES HOLDINGS LLC	By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

AI DIVERSIFIED HOLDINGS LIMITED	By: Hudson Administration S.A.; Its Director

/s/ Simon Baker
Signature

Simon Baker / Director
Name/Title

AI DIVERSIFIED PARENT S.À R.L.	By: Access Industries Management, LLC, Class A
Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

/s/ Simon Baker
Signature

Simon Baker / Class B Manager
Name/Title

AI DIVERSIFIED HOLDINGS S.À R.L.	By: Access Industries Management, LLC, Class A
Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

/s/ Simon Baker
Signature

Simon Baker / Class B Manager
Name/Title

ACCESS AI LTD.	/s/ Nufar Malovani
Signature

Nufar Malovani / Authorized Signatory
Name/Title

/s/ Yehuda Ben-Ezra
Signature

Yehuda Ben-Ezra / Authorized Signatory
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*	The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno
Name: Alejandro Moreno
Attorney-in-Fact